UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 5, 2012

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)        On March 5, 2012, Leucadia National Corporation (the “Company”) appointed Justin R. Wheeler as Vice President and Chief Operating Officer of the Company.  Mr. Wheeler, age 40, has been with the Company since 2000.  Since 2006, Mr. Wheeler has been a Vice President of the Company and President of the Company’s Asset Management Group.  As Chief Operating Officer, Mr. Wheeler will report to Ian M. Cumming, Chairman, and Joseph S. Steinberg, President, who have managed the Company for over 30 years.

On March 8, 2012, the Company issued a press release announcing the appointment of Mr. Wheeler as Chief Operating Officer, a copy of which is attached hereto as Exhibit 99.1.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

(a)        In connection with the appointment of Mr. Wheeler as Chief Operating Officer, on March 5, 2012, the Company’s Board of Directors amended Article IV of the Company’s Amended and Restated By-Laws (the “By-Laws”) concerning the officers of the Company. The By-Laws were amended principally to permit the appointment of a chief operating officer who need not be a member of the Board of Directors.  Certain other related changes were also made to the By-Laws.

The full text of the By-Laws, as amended and restated, is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

3.1       Amended and Restated By-Laws of Leucadia National Corporation

99.1     Press Release issued by Leucadia National Corporation on March 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2012

LEUCADIA NATIONAL CORPORATION

	By:	/s/ Joseph A. Orlando
		Name:	Joseph A. Orlando
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Item 9.01.                      Financial Statements and Exhibits

(d)        Exhibits

3.1        Amended and Restated By-Laws of Leucadia National Corporation

99.1      Press Release issued by Leucadia National Corporation on March 8, 2012

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